UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017 (May 9, 2017)

ALCOA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-37816 (Commission File Number)	81-1789115 (IRS Employer Identification No.)

390 Park Avenue, New York, New York (Address of Principal Executive Offices)		10022-4608 (Zip Code)

212-518-5400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2017, Alcoa Corporation (“Alcoa” or the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Alcoa’s stockholders approved the Alcoa Corporation Annual Cash Incentive Compensation Plan (Amended and Restated as of May 10, 2017) (the “Cash Incentive Plan”), including the material terms of the Cash Incentive Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

The Cash Incentive Plan is designed to provide annual cash incentive compensation, including performance-based cash compensation that is fully deductible by Alcoa for federal income tax purposes under Section 162(m), to Alcoa’s executives and other key employees. The Cash Incentive Plan was amended principally to (a) expand Alcoa’s ability to “clawback” or recoup previously granted awards and require participants to acknowledge that they will cooperate with Alcoa in connection with the recoupment of such awards, (b) broaden the authority of the Compensation and Benefits Committee (the “Committee”) of the Alcoa Board of Directors (the “Board”) to impose additional restrictions and adjust awards in connection with determining award payouts, unless not permitted by Section 162(m), and (c) make certain other definitional, accounting, conforming and non-substantive changes. It is not possible to determine the specific amounts that may be awarded or payable under the Cash Incentive Plan after the Annual Meeting because the grant and payment of awards are subject to the discretion of the Committee. The summary of the Cash Incentive Plan is qualified in its entirety by reference to the full text of the Cash Incentive Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also at the Annual Meeting, Alcoa’s stockholders approved the Alcoa Corporation 2016 Stock Incentive Plan (Amended and Restated as of May 10, 2017) (the “Equity Plan”), including the material terms of the Equity Plan under Section 162(m).

The Equity Plan is a long-term incentive plan pursuant to which awards may be granted to directors, officers and other employees of Alcoa and its subsidiaries, including option rights, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards. The Equity Plan was amended principally to (a) preserve and extend Alcoa’s ability to deduct “qualified performance-based compensation” granted to certain of its executive officers, without regard to the limitation imposed by Section 162(m), (b) increase the total number of shares authorized for issuance from 19,000,000 to 30,000,000, (c) include additional restrictions on share recycling to prohibit the adding back to the pool of shares under the Equity Plan those shares used in payment of the base price of stock appreciation rights (“SARs”), (d) include a new minimum one-year vesting schedule for stock options and SARs, (e) prohibit the paying of dividends on stock options or SARs, (f) expand Alcoa’s ability to “clawback” or recoup previously granted awards and require participants to acknowledge that they will cooperate with Alcoa in connection with the recoupment of such awards, (g) assign a modified ratio for counting usage of shares upon issuance of full-value awards (restricted stock and restricted stock units) of 1.63 to one share for awards granted on and after the Annual Meeting, and (h) make certain other clarifying, conforming and non-substantive changes. It is not possible to determine specific amounts and types of awards that may be granted under the Equity Plan after the Annual Meeting because the grant and payment of such awards will be subject to the discretion of the Committee. The summary of the Equity Plan is qualified in its entirety by reference to the full text of the Equity Plan, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On May 9, 2017, the Board appointed Roy C. Harvey, Alcoa’s Chief Executive Officer, to the additional officer role of President of Alcoa, effective immediately.

Mr. Harvey has served as Alcoa’s Chief Executive Officer since November 1, 2016. Mr. Harvey served as Executive Vice President of Alcoa Inc. and President of Alcoa Inc.’s Global Primary Products business from October 2015 to November 2016. From June 2014 to October 2015, he was Executive Vice President, Human Resources and Environment, Health, Safety and Sustainability at Alcoa Inc. Prior to that, Mr. Harvey was Chief Operating Officer for Global Primary Products at Alcoa Inc. from July 2013 to June 2014, and was Chief Financial Officer for Global Primary Products from December 2011 to July 2013. In addition to these roles, Mr. Harvey served as Director of Investor Relations of Alcoa Inc. from September 2010 to November 2011 and was Director of Corporate Treasury from January 2010 to September 2010. In addition, Mr. Harvey held a variety of operational and financial assignments across the U.S., Europe, and Latin America after joining Alcoa Inc. in 2002. There was no modification to Mr. Harvey’s compensatory arrangements with Alcoa in connection with this additional officer appointment.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 10, 2017. Set forth below are the results for each of the matters submitted to a vote of the stockholders at the Annual Meeting.

Item 1. The 12 director nominees nominated by the Board for election to the Board were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Michael G. Morris	110,229,638	1,006,976	2,918,917	30,104,239
Mary Anne Citrino	109,447,139	1,741,814	2,966,578	30,104,239
Timothy P. Flynn	110,244,252	965,360	2,945,922	30,104,236
Kathryn S. Fuller	110,427,648	792,493	2,935,328	30,104,301
Roy C. Harvey	110,655,310	605,030	2,895,193	30,104,237
James A. Hughes	110,556,278	623,643	2,975,612	30,104,237
James E. Nevels	110,441,785	732,559	2,981,127	30,104,299
James W. Owens	110,476,794	695,004	2,983,674	30,104,298
Carol L. Roberts	110,567,462	659,740	2,928,272	30,104,296
Suzanne Sitherwood	110,555,616	639,481	2,960,436	30,104,237
Steven W. Williams	110,520,932	651,534	2,983,006	30,104,298
Ernesto Zedillo	110,100,639	1,089,331	2,965,561	30,104,239

Item 2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as Alcoa’s independent registered public accounting firm for 2017 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
140,488,149	1,080,603	2,691,018	0

Item 3. The proposal to approve, on an advisory basis, the compensation of the named executive officers for 2016 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
107,616,466	3,795,644	2,743,357	30,104,303

Item 4. The proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the named executive officers was approved as every year based upon the following votes:

Every Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
102,296,442	368,765	8,950,344	2,539,974	30,104,245

Alcoa determined that the advisory vote on executive compensation would be held every year until the next vote on the frequency of such advisory vote.

Item 5. The proposal to approve the Alcoa Corporation Annual Cash Incentive Compensation Plan (Amended and Restated as of May 10, 2017) was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
108,607,693	2,273,521	3,274,252	30,104,304

Item 6. The proposal to approve the Alcoa Corporation 2016 Stock Incentive Plan (Amended and Restated as of May 10, 2017) was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
101,464,675	9,401,524	3,289,271	30,104,300

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

99.1	The Alcoa Corporation Annual Cash Incentive Compensation Plan (as Amended and Restated as of May 10, 2017).

99.2	The Alcoa Corporation 2016 Stock Incentive Plan (as Amended and Restated as of May 10, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

May 15, 2017	By:	/s/ Jeffrey D. Heeter
Jeffery D. Heeter
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	The Alcoa Corporation Annual Cash Incentive Compensation Plan (as Amended and Restated as of May 10, 2017).

99.2	The Alcoa Corporation 2016 Stock Incentive Plan (as Amended and Restated as of May 10, 2017).

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